Exhibit 3.1

GFI Software S.A.

Société anonyme

Siège social: L-2557 Luxembourg, 7A, rue Robert Stümper

R.C.S. Luxembourg section B numéro 147127

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STATUTS COORDONNES AU

14 NOVEMBRE 2012

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La société a été constituée suivant acte reçu par Maître Henri HELLINCKX, notaire de résidence à Luxembourg, en date du 10 juin 2009, publié au Mémorial C, Recueil des Sociétés et Associations, numéro 1507 du 5 août 2009 ;

et dont les statuts ont été modifiés la dernière fois en vertu d’un acte reçu par Maître Jean-Joseph WAGNER, notaire de résidence à Sanem, Grand-Duché de Luxembourg en date du 31 janvier 2012, publié au Mémorial C, Recueil des Sociétés et Associations, numéro 887 du 4 avril 2012;

et dont les statuts ont été modifiés suivant acte reçu par Maître Carlo WERSANDT, notaire de résidence à Luxembourg,

•                    en date du 31 juillet 2012, publié au Mémorial C, Recueil des Sociétés et Associations, numéro 2347 du 20 septembre 2012.

•                    en date du 24 octobre 2012, contenant notamment la transformation en S.A. de la société, non encore publié au Mémorial C, Recueil des Sociétés et Associations.

•                    en date du 14 novembre 2012, non encore publié au Mémorial C, Recueil des Sociétés et Associations.

A.                                     NAME - DURATION - PURPOSE - REGISTERED OFFICE

Article 1                                                Name

There exists a company in the form of a joint stock company (société anonyme) under the name of “GFI Software S.A.” (the “Company”) which shall be governed by the law of 10 August 1915 concerning commercial companies, as amended (the “Law”), as well as by the present articles of association.

Article 2                                                Duration

The Company is incorporated for an unlimited duration. It may be dissolved at any time and without cause by a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of these articles of association.

Article 3                                                Object

3.1.                             The Company’s primary purpose is the creation, holding, development and realization of a portfolio, consisting of interests and rights of any kind and of any other form of investment in entities in the Grand Duchy of Luxembourg and in foreign entities, whether such entities exist or are to be created, especially by way of subscription, acquisition by purchase, sale or exchange of securities or rights of any kind whatsoever, such as equity instruments, debt instruments, patents and licenses, as well as the administration and control of such portfolio.

3.2.                             An additional purpose of the Company is (i) the acquisition by purchase, registration or in any other manner as well as the transfer by sale, exchange or otherwise of intellectual and industrial property rights, (ii) the granting of licenses on such intellectual and industrial property rights, and (iii) the holding and management of its intellectual and industrial property rights.

3.3.                             The Company may further grant any form of security for the performance of any obligations of the Company or of any entity in which it holds a direct or indirect interest or right of any kind or in which the Company has invested in any other manner or which forms part of the same group of entities as the Company and lend funds or otherwise assist any entity in which it holds a direct or indirect interest or right of any kind or in which the Company has invested in any other manner or which forms part of the same group of companies as the Company.

3.4.                             The Company may borrow in any form and may issue any kind of notes, bonds and debentures and generally issue any debt, equity and/or hybrid or other securities of any kind in accordance with Luxembourg law.

3.5.                             The Company may render administrative support and accounting services to companies of the group of companies to which it belongs. The Company may carry out any commercial, industrial, financial, real estate, technical, intellectual property or other activities which it may deem useful in accomplishment of these purposes.

Article 4                                                Registered office

4.1                                The Company’s registered office is established in the city of Luxembourg, Grand Duchy of Luxembourg. Within the same municipality, the Company’s registered office may be transferred by a resolution of the board of directors.

4.2                                It may be transferred to any other municipality in the Grand Duchy of Luxembourg by means of a resolution of the general meeting of shareholders.

4.3                                Branches or other offices may be established either in the Grand Duchy of Luxembourg or abroad by a resolution of the board of directors.

B.                                     SHARE CAPITAL - COMMON SHARES - REGISTER OF COMMON SHARES - OWNERSHIP AND TRANSFER OF COMMON SHARES

Article 5                                                Share capital

5.1.                             The Company has an issued share capital of three hundred sixty-eight thousand eight hundred fifty-two euro and eighty-eight cents (EUR 368,852.88)  represented by thirty-six million eight hundred eighty-five thousand two hundred eighty-eight (36,885,288) common shares having a nominal value of one cent (EUR 0.01) each.

5.2.                             The Company’s issued and authorized share capital may be increased or reduced by a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of these articles of association in accordance with the Law.

5.3.                             Subject to article 6.2 of these articles of association, any new common shares to be paid for in cash will be offered by preference to the existing shareholder(s) in proportion to the number of common shares held by them in the Company’s issued share capital. The board of directors shall determine the period of time during which such preferential subscription right may be exercised. This period may not be less than thirty (30) days from the date of the opening of the subscription as published in the Official Gazette of the Grand Duchy of Luxembourg, Mémorial C, Recueil des Sociétés et Associations (the “Mémorial”) and two Luxembourg newspapers in accordance with the Law. However, subject to the provisions of the Law, the general meeting of shareholders called (i) to resolve upon an increase of the Company’s issued share capital or (ii) at the occasion of an authorization granted to the board of directors to increase the Company’s issued share capital, may limit or suppress the preferential subscription right of the existing shareholder(s) or authorize the board of directors to do so. Such resolution shall be adopted in the manner required for an amendment to these articles of association.

Article 6                                                Authorized Capital

6.1                                The Company’s authorized capital, including the issued share capital, is set at twenty million euro (EUR 20,000,000), consisting of two billion (2,000,000,000) common shares.

6.2                                The board of directors is hereby authorized to issue common shares, to grant options to subscribe for common shares and to issue any other instruments convertible into common shares within the limit of the authorized share capital, to such persons and on such terms as it shall see fit, and specifically to proceed to such issue without reserving a preferential subscription right for the existing shareholders during a period of time of five (5) years from the date of publication of the resolution of the general meeting of shareholders taken on 24 October 2012 in the Mémorial. This authorization may be renewed once or several times by a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of these articles of association, each time for a period not exceeding five (5) years.

6.3                                The authorized capital of the Company may be increased or reduced by a resolution of the general meeting of shareholders adopted in the manner required for amendments of these articles of association.

Article 7                                                Shares

7.1                                The Company’s share capital is divided into common shares, each of them having the same nominal value. The common shares of the Company are in registered form.

7.2                                The Company may have one or several shareholders.

7.3                                The death, suspension of civil rights, dissolution, bankruptcy or insolvency or any other similar event regarding any of the shareholders shall not cause the dissolution of the Company.

7.4                                No fractional common shares shall be issued.

7.5                                Within the limits and conditions laid down by the Law, the Company may repurchase its own common shares.

7.6                                A register of common shares will be kept by the Company and will be available for inspection by any shareholder. Ownership of registered common shares will be established by inscription in the said register. Without prejudice to the conditions for transfer by book entries provided for in article 8.1 of these articles of association, a transfer of registered common shares shall be carried out by means of a declaration of transfer entered in the register, dated and signed by the transferor and the transferee or by their duly authorized representatives or by the Company upon notification of the transfer or acceptance of the transfer by the Company. The Company may accept and enter in the register a transfer on the basis of correspondence or other documents recording the agreement between the transferor and the transferee.

7.7                                Subject to the provisions of article 7.10 and article 8.1, the Company may consider the person in whose name the registered common shares are registered in the register of shareholders as the full owner of such registered common shares. In the event that a holder of registered common shares does not provide an address to which all notices or announcements from the Company may be sent, the Company may permit a notice to this effect to be entered into the register of shareholders and such holder’s address will be deemed to be at the registered office of the Company or such other address as may be so entered by the

Company from time to time, until a different address shall be provided to the Company by such holder. The holder may, at any time, change his address as entered in the register of shareholders by means of written notification to the Company.

7.8                                The board of directors may decide that no entry shall be made in the register of shareholders and no notice of a transfer shall be recognized by the Company during the period starting on the Record Date (as hereinafter defined) and ending on the closing of such general meeting.

7.9                                All communications and notices to be given to a registered shareholder shall be deemed validly made to the latest address communicated by the shareholder to the Company.

7.10                         Where common shares are in registered form and are recorded in the register of shareholders in the name of or on behalf of a securities settlement system or the operator of such system and recorded as book-entry interests in the accounts of a professional depositary or any sub-depositary (any depositary and any sub-depositary being referred to hereinafter as a “Depositary”), the Company — subject to having received from the Depositary a certificate in proper form - will permit the depositor of such book-entry interests to exercise the rights attaching to the common shares corresponding to the book-entry interests of the relevant depositor, including admission to and voting at general meetings, and shall consider those depositors to be the holders for purposes of article 7 of the present articles of association. The board of directors may determine the formal requirements with which such certificates must comply. Notwithstanding the foregoing, the Company will make dividend payments and any other payments in cash, common shares or other securities only to the Depositary recorded in the register or in accordance with its instructions, and such payment will effect full discharge of the Company’s obligations in this respect.

Article 8                                                Ownership of common shares

8.1                                The common shares may be entered without serial numbers into fungible securities accounts with financial institutions or other professional depositaries. The common shares held in deposit or on an account with such financial institution or professional depositary shall be recorded in an account opened in the name of the depositor and may be transferred from one account to another, whether such account is held by the same or a different financial institution or depositary. The depositor whose common shares are held through such fungible securities accounts shall have the same rights and obligations as if he held the common shares directly.

8.2                                The Company will recognize only one holder per share. In case a share is owned by several persons, they must designate a single person to be considered as the sole owner of such share in relation to the Company. The Company is entitled to suspend the exercise of all rights attached to a share held by several owners until one (1) owner has been designated.

8.3                                The common shares are freely transferable, subject to the provisions of the law and these articles of association. All rights and obligations attached to any share are passed to any transferee thereof.

C.                                     GENERAL MEETING OF SHAREHOLDERS

Article 9                                                Powers of the general meeting of shareholders

The shareholders exercise their collective rights in the general meeting of shareholders. The general meeting of shareholders is vested with the powers expressly reserved to it by law and by these articles of association.

Article 10                                         Convening general meetings of shareholders

10.1                         Any regularly constituted general meeting of shareholders of the Company shall represent the entire body of shareholders of the Company.

10.2                         The general meeting of shareholders of the Company may at any time be convened by the board of directors, to be held at such place and on such date as specified in the notice of such meeting.

10.3                         The general meeting of shareholders must be convened by the board of directors, upon request in writing indicating the agenda, addressed to the board of directors by one or several shareholders representing at least ten percent (10%) of the Company’s issued share capital. In such case, a general meeting of shareholders must be convened and shall be held within a period of one (1) month from receipt of such request. Shareholder(s) representing at least ten percent (10%) of the Company’s issued share capital may request the addition of one or several items to the agenda of any general meeting of shareholders. Such request must be addressed to the Company’s registered office by registered mail at least five (5) days before the date of the meeting.

10.4                         The annual general meeting of shareholders shall be held in Luxembourg, at the registered office of the Company or at such other place as may be specified in the notice of such meeting, on the third Wednesday of May of each year at 16.00 (local time). If such day is a legal holiday, the annual general meeting of shareholders must be held on the next following business day.

10.5                         Other general meetings of shareholders may be held at such place and time as may be specified in the respective notices of meeting.

10.6                         General meetings of shareholders shall be convened in accordance with the provisions of the Law and in the event the common shares of the Company are listed on a foreign stock exchange, in accordance with the publicity requirements of such foreign stock exchange applicable to the Company. In the event the common shares of the Company are not listed on any foreign stock exchange, all shareholders recorded in the register of shareholders on the date of the general meeting of the shareholders are entitled to be admitted to the general meeting of shareholders; provided, however, that in the event the common shares of the Company are listed on a foreign stock exchange, the board of directors may determine a date and time preceding the general meeting of shareholders as the record date for admission to the general meeting of shareholders (the “Record Date”), which may not be less than ten (10) days and more than sixty (60) days before the date of the meeting.

10.7                         Any shareholder who wishes to attend the general meeting must inform the Company thereof at the latest on the Record Date, in a manner to be determined by the board of directors in the convening notice. In case of common shares held through the operator of a securities settlement system or with a professional depositary or sub-depositary designated by such depositary, a holder of common shares wishing to attend a general meeting of shareholders should receive from such operator or depositary or sub-depositary a certificate certifying the number of common shares recorded in the relevant account on the Record Date and that such common shares are blocked until the closing of the general meeting to which it relates. The certificate should be submitted to the Company no later than three (3) business days prior to the date of the general meeting. In the event that the shareholder votes through proxies, the proxy has to be deposited at the registered office of the Company at the same time or with any agent of the Company, duly authorized to receive such proxies. The board of directors may set a shorter period for the submission of the certificate or the proxy.

10.8                         If all shareholders are present or represented at a general meeting of shareholders and state that they have been informed of the agenda of the meeting, the general meeting of shareholders may be held without prior notice.

Article 11                                         Conduct of general meetings of shareholders

11.1                         A board of the meeting shall be formed at any general meeting of shareholders, composed of a chairman to be elected from the board of directors, a secretary and a scrutineer, each of whom shall be appointed by the general meeting of shareholders and who do not need to be shareholders. The chairman of the board of directors shall be the chair of any general meeting. In the event (i) the chairman of the board or (ii) any other person delegated by the chairman of the board is for any reason unable to chair the general meeting of shareholders, any other member of the board of directors may chair the general meeting of shareholders. The board of the meeting shall ensure that the meeting is held in accordance with applicable rules and, in particular, in compliance with the rules in relation to convening the meeting, majority requirements, vote tallying and representation of shareholders.

11.2                         An attendance list must be kept at any general meeting of shareholders.

11.3                         Each share entitles the holder thereof to one vote, subject to the provisions of the Law. Unless otherwise required by law or by these articles of association, resolutions at a general meeting of shareholders duly convened are adopted by a simple majority of the votes validly cast, provided that a quorum of at least one third (1/3) of the issued share capital of the Company is present or represented at the meeting. If any subsequent meeting is called with exactly the same agenda as for the first meeting, there must be a quorum of at least one third (1/3) of the issued share capital of the Company present or represented at such meeting in order for the meeting to be validly held. Abstention and nil votes will not be taken into account.

11.4                         A shareholder may act at any general meeting of shareholders by appointing another person, shareholder or not, as his proxy in writing by a signed document transmitted by mail or facsimile or by any other means of communication authorized by the board of directors. One person may represent several or even all shareholders.

11.5                         Shareholders who participate in a general meeting of shareholders by conference call, video-conference or by any other means of communication authorized by the board of directors, which allows such shareholder’s identification and which allows that all the persons taking part in the meeting hear one another on a continuous basis and may effectively participate in the meeting, are deemed to be present for the computation of quorum and majority, subject to such means of communication being made available at the place of the meeting.

11.6                         Each shareholder may vote at a general meeting of shareholders through a signed voting form sent by mail or facsimile or by any other means of communication authorized by the board of directors to the Company’s registered office or to the address specified in the convening notice. The shareholders may only use voting forms provided by the Company which contain at least the place, date and time of the meeting, the agenda of the meeting, the proposals submitted to the resolution of the meeting as well as for each proposal three boxes allowing the shareholder to vote in favor of or against the proposed resolution or to abstain from voting thereon by ticking the appropriate boxes. The Company will only take into account voting forms received prior to the general meeting of shareholders to which they relate.

11.7                         The board of directors may determine further conditions that must be fulfilled by the shareholders for them to take part in any general meeting of shareholders.

Article 12                                         Amendments of the articles of association

12.1                         Subject to the provisions of the Law, any amendment of the articles of association requires a majority of at least two-thirds (2/3) of the votes validly cast at a general meeting at which at least half (1/2) of the issued share capital is present or represented. In case the second condition is not satisfied, a second meeting may be convened in accordance with the Law, which may deliberate provided that there is a quorum of at least one third (1/3) of the issued share capital of the Company present or represented at such meeting and at which resolutions are taken at a majority of at least two-thirds (2/3) of the votes validly cast. Abstention and nil votes will not be taken into account for the calculation of the majority.

12.2                         Where there is more than one class of common shares of the Company and the proposed resolution of the shareholders’ meeting would change the respective rights of a particular class of common shares, the resolution must also fulfill the conditions as to attendance and majority in the foregoing paragraph for each class of common shares the respective rights of which are modified by such resolution.

Article 13                                         Adjourning general meetings of shareholders

The board of directors may adjourn any general meeting of shareholders already commenced, including any general meeting convened in order to resolve on an amendment of the articles of association, for a period of four (4) weeks. The board of directors must adjourn any general meeting of shareholders already commenced if so required by one or several shareholders representing in the aggregate at least twenty per cent (20%) of the Company’s issued share capital. By such an adjournment of a general meeting of shareholders already commenced, any resolution already adopted in such meeting will be cancelled. For the avoidance of doubt, once a meeting has been adjourned pursuant to the second sentence of this article 13, the board of directors shall not be required to adjourn such meeting a second time.

Article 14                                         Minutes of general meetings of shareholders

The board of any general meeting of shareholders shall draw up minutes of the meeting which shall be signed by the members of the board of the meeting as well as by any shareholder who requests to do so. Any copy and excerpt of such original minutes to be produced in judicial proceedings or to be delivered to any third party shall be signed by the chairman or the co-chairman of the board of directors or by any two of its members.

D.                                     MANAGEMENT

Article 15                                         Board of directors

15.1                         The Company shall be managed by a board of directors, whose members do not need to be shareholders of the Company. The board of directors is vested with the broadest powers to take any actions necessary or useful to fulfill the Company’s corporate purpose, with the exception of the actions reserved by law or these articles of association to the general meeting of shareholders.

15.2                         In accordance with article 60 of the Law, the Company’s daily management and the Company’s representation in connection with such daily management may be delegated to one or several members of the board of directors or to any other person(s) appointed by the board of directors, shareholder or not, acting alone or jointly. Their appointment, revocation and powers shall be determined by a resolution of the board of directors.

15.3                         The board of directors may also grant special powers by notarized proxy or private instrument to any person(s) acting alone or jointly with others as agent of the Company.

15.4                         The board of directors is composed of a minimum of three (3) directors and a maximum of fifteen (15) directors. The board of directors must choose from among its members a chairman of the board of directors. It may also choose a co-chairman and it may choose a secretary, who does not need to be a shareholder, or a member of the board of directors.

Article 16                                         Election and removal of directors and term of the office

16.1                         Directors shall be elected by the general meeting of shareholders, and shall be appointed for a period up to two (2) years. If a legal entity is elected director of the Company, such legal entity must designate an individual as permanent representative who shall execute this role in the name and for the account of the legal entity. The relevant legal entity may only remove its permanent representative if it appoints a successor at the same time. An individual may only be a permanent representative of one director and may not be a director at the same time.

16.2                         Any director may be removed at any time without cause and prior notice by the general meeting of shareholders.

16.3                         Directors shall be eligible for re-election indefinitely and any director shall hold office until his successor is elected.

16.4                         If a vacancy in the office of a member of the board of directors because of death, legal incapacity, bankruptcy, retirement or otherwise occurs, such vacancy may be filled on a temporary basis by a person designated by the remaining board members until the next general meeting of shareholders, which shall resolve on a permanent appointment.

Article 17                                         Convening meetings of the board of directors

17.1                         The board of directors shall meet following notice validly given by the chairman or by any two (2) of its members at the place indicated in the notice of the meeting as described in the next paragraph.

17.2                         Written notice of any meeting of the board of directors must be given to the directors at least twenty-four (24) hours in advance of the date scheduled for the meeting by mail, facsimile, electronic mail or any other means of communication, except in case of emergency, in which case the nature and the reasons of such emergency must be indicated in the notice. Such convening notice is not necessary in case of assent of each director in writing by mail, facsimile, electronic mail or by any other means of communication, a copy of such document being sufficient proof thereof. Also, a convening notice is not required for a board meeting to be held at a time and location determined in a prior resolution adopted by the board of directors. No convening notice shall furthermore be required in case all members of the board of directors are present or represented at a meeting of the board of directors or in the case of resolutions in writing pursuant to these articles of association.

Article 18                                         Conduct of meetings of the board of directors

18.1                         The chairman of the board of directors shall preside at all meetings of the board of directors. In the absence of the chairman, the board of directors may appoint another director as chairman pro tempore.

18.2                         The board of directors can act and deliberate validly only if at least the majority of its members are present or represented at a meeting of the board of directors.

18.3                         Resolutions are adopted with the approval of a majority of the members present or represented at a meeting of the board of directors. In case of a tie, the chairman of the board of directors shall have a casting vote. In the absence of the chairman of the board of directors, the director who has been appointed as chairman pro tempore of the meeting shall not have a casting vote.

18.4                         Any director may act at any meeting of the board of directors by appointing any other director as proxy in writing by mail, facsimile, electronic mail or by any other means of communication. Any director may represent one or several other directors.

18.5                         Any director who participates in a meeting of the board of directors by conference-call, videoconference or by any other means of communication which allows such director’s identification and which allows that all the persons taking part in the meeting hear one another on a continuous basis and may effectively participate in the meeting, is deemed to be present for the computation of quorum and majority. A meeting of the board of directors held through such means of communication is deemed to be held at the Company’s registered office.

18.6                         The board of directors may unanimously pass resolutions in writing which shall have the same effect as resolutions passed at a meeting of the board duly convened and held. Such resolutions in writing are passed when dated and signed by all directors on a single document or on multiple counterparts, a copy of a signature sent by mail, facsimile or a similar means of communication being sufficient proof thereof. The single document showing all signatures or the entirety of the signed counterparts, as the case may be, will form the instrument giving evidence of the passing of the resolutions and the date of the resolutions shall be the date of the last signature.

18.7                         The secretary or, if no secretary has been appointed, the chairman or a member of the board which was present at a meeting and is appointed pro tempore by the board to this effect shall draw up minutes of any meeting of the board of directors, which shall be signed by the chairman present or represented and by the secretary, as the case may be, or by any two directors.

Article 19                                         Committees of the board of directors

19.1                         The board of directors may (but shall not be obliged to unless required by law) establish one or more committees (including without limitation an audit committee, a nominating and corporate governance committee and a compensation committee) and for which it shall, if one or more of such committees are set up, appoint the members (who may be but do not need to be members of the board of directors), determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable thereto (subject to the requirements of the audit committee as set forth below).

19.2                         Audit Committee: in the event the board of directors decides to set up an audit committee (the “Audit Committee”), such Audit Committee shall be composed of at least three (3) members and the board of directors shall appoint one (1) of the members of the Audit Committee as the chairperson of the Audit Committee. The Audit Committee shall (i) assist the board of directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, including periodically reporting to the board of directors on its activity and the adequacy of the Company’s systems of internal controls over financial reporting (ii) make recommendations for the appointment, compensation, retention and oversight of, and consider the independence of, the Company’s independent auditor(s) (réviseur(s) d’entreprises agréé(s)) (iii) review material transactions between the Company or its subsidiaries with related parties (other than transactions that were reviewed and approved by the independent members of the board of directors (if any) or other governing body of any subsidiary of the Company or through any other procedures as the board of directors may deem substantially equivalent to the foregoing) to determine whether their terms are consistent with market conditions or are otherwise fair to the Company and (iv) perform such other duties imposed to it by applicable law and the regulations of the stock exchange(s) on which the common shares of the Company are listed, as well as any other duties entrusted to it by the board of directors. The board of directors shall allocate to the Audit Committee the necessary resources and authority to fulfill its functions.

19.3                         Nominating and Corporate Governance Committee: in the event the board of directors decides to set up a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), such Nominating and Corporate Governance Committee shall assist the board of directors by identifying individuals qualified to become members of the board of directors consistent with criteria approved by the board of directors and recommend to the board of directors for its approval the slate of nominees to be proposed by the board of directors to the general meeting of shareholders for election to the board of directors, as well as such other duties and responsibilities delegated to it by the board of directors and specified for it under applicable law and the regulations of the stock exchange(s) on which the common shares of the Company are listed, as well as any other duties entrusted to it by the board of directors. The board of directors shall allocate to the Nominating and Corporate Governance Committee the necessary resources and authority to fulfill its functions.

19.4                         Compensation Committee: in the event the board of directors decides to set up a compensation committee (the “Compensation Committee”), such Compensation Committee shall review and approve the compensation and benefits of the executive officers and other key employees of the Company and its group, and make recommendations to the board of directors regarding principles for compensation, performance evaluation, and retention strategies. The Compensation Committee (if any) shall be responsible for designing and administering the Company’s equity-based incentive plans of the Company and its group, as well as such other duties and responsibilities delegated to it by the board of directors and specified for it under applicable law and the regulations of the stock exchange(s) on which the common shares of the Company are listed, as well as any other duties entrusted to it by the board of directors. The board of directors shall allocate to the Compensation Committee the necessary resources and authority to fulfill its functions.

Article 20                                         Dealings with third parties

The Company will be bound towards third parties in all circumstances by (i) the sole signature of the chairman of the board of directors, (ii) joint signatures of any two directors or (iii) by the joint signatures or the sole signature of any person(s) to whom such signatory power has been granted by the board of directors, within the limits of such authorization.

With respect to matters that constitute daily management of the Company, the Company will be bound towards third parties by the sole signature of (i) the administrateur délégué (“Chief Executive Officer” or “CEO”), (ii) the directeur financier (“Chief Financial Officer” or “CFO”) or (iii) any other person(s) to whom such power in relation to the daily management of the Company has been delegated in accordance with article 15 hereof, acting alone or jointly in accordance with the rules of such delegation, if any has(ve) been appointed.

Article 21                                         Indemnification

21.1                         The members of the board of directors are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in article 21.2 and mandatory provisions of law, every person who is, or has been, a member of the board of directors or officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his being or having been such a director or officer and against amounts paid or incurred by him in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words

“liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

21.2                         No indemnification shall be provided to any director or officer (i) against any liability to the Company or its shareholders by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (ii) with respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors.

21.3                         The right of indemnification herein provided shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. The Company shall specifically be entitled to provide contractual indemnification to any corporate personnel, including directors and officers of the Company, as the Company may decide upon from time to time.

21.4                         Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described in this article 21 shall be advanced by the Company prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, to repay such amount if it is ultimately determined that he is not entitled to indemnification under this article.

Article 22                                         Conflicts of interest

22.1                         To the extent required by law, any director who has, directly or indirectly, a proprietary interest in a transaction submitted to the approval of the board of directors which conflicts with the Company’s interest, must inform the board of directors of such conflict of interest and must have his declaration recorded in the minutes of the board meeting. The relevant director may not take part in the discussions on and may not vote on the relevant transaction.

22.2                         No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the directors or officers of the Company is interested in, or is a director, associate, officer, agent, adviser or employee of such other company or firm. Any director or officer who serves as a director, officer or employee or otherwise of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm only, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.

E.                                     AUDITORS

Article 23                                         Independent auditor(s)

23.1                         The Company’s annual accounts shall be audited by one or more independent auditors (réviseurs d’entreprises agréés), appointed by the general meeting of shareholders at the board of directors’ recommendation (or if so reserved by the board of directors, the recommendation of the Audit Committee, if any). The general meeting of shareholders shall determine the number of auditor(s) and the term of their office which shall not exceed one (1) year.

23.2                         An independent auditor may be dismissed at any time with cause (or with his approval) by the general meeting of shareholders. An independent auditor may be reappointed.

F.                                      FINANCIAL YEAR — PROFITS — INTERIM DIVIDENDS

Article 24                                         Financial year

The Company’s financial year shall begin on the first (1) January of each year and shall terminate on the thirty-first (31st) December of the same year.

Article 25                                         Profits

25.1 At the end of each financial year, the accounts are closed and the board of directors shall draw up or shall cause to be drawn up an inventory of assets and liabilities, the balance sheet and the profit and loss accounts in accordance with the Law.

25.2                         From the Company’s annual net profits five per cent (5%) at least shall be allocated to the Company’s legal reserve. This allocation shall cease to be mandatory as soon and as long as the aggregate amount of the Company’s reserve amounts to ten per cent (10%) of the Company’s issued share capital.

25.3                         The annual general meeting of shareholders determines upon recommendation of the board of directors how the remainder of the annual net profits will be allocated. Each share shall be entitled to receive the same amount.

25.4                         Sums contributed to the Company by a shareholder may also be allocated to the legal reserve, if the contributing shareholder agrees with such allocation. In the case of a share capital reduction, the Company’s legal reserve may be reduced in proportion so that it does not exceed ten per cent (10%) of the issued share capital.

25.5                         Dividends which have not been claimed within five (5) years after the date on which they became due and payable revert back to the Company.

Article 26                                         Interim dividends — Share premium and additional premiums

26.1                         The board of directors may pay interim dividends in accordance with the provisions of the Law.

26.2                         Any share premium, additional premiums or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the Law.

G.                                    LIQUIDATION

Article 27                                         Liquidation

27.1                         In the event of the Company’s dissolution, the liquidation shall be carried out by one or several liquidators, individuals or legal entities, appointed by the general meeting of shareholders resolving on the Company’s dissolution which shall determine the liquidators’/liquidator’s powers and remuneration. Unless otherwise provided, the liquidators shall have the most extensive powers for the realization of the assets and payment of the liabilities of the Company.

27.2                         Unless otherwise provided in these articles of association, the surplus resulting from the realization of the assets and the payment of the liabilities shall be distributed among the shareholders in proportion to the number of common shares of the Company held by them.

H.                                    GOVERNING LAW

Article 28                                         Governing law

All matters not governed by these articles of association shall be determined in accordance with the Law.

Suit la version française du texte qui précède.

A. NOM - OBJET - DURÉE - SIÈGE SOCIAL

Article 1                                                Nom

Il existe une société ayant la forme de société anonyme dont la dénomination sociale est « GFI Software S.A. » (ci-après la « Société ») qui sera régie par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la « Loi »), ainsi que par les présents statuts.

Article 2                                                Durée

La Société est constituée pour une durée illimitée. Elle pourra être dissoute à tout moment et sans cause par une décision de l’assemblée générale des actionnaires, prise aux conditions requises pour une modification des présents statuts.

Article 3                                                Objet

3.1                                La Société a pour objet principal la création, la détention, le développement et la réalisation d’un portefeuille, composé de participations et de droits de toute nature, et de toute autre forme d’investissement dans des entités du Grand-Duché de Luxembourg et dans des entités étrangères, que ces entités soient préexistantes ou à constituer, notamment par voie de souscription, d’acquisition par achat, de vente ou d’échange de titres ou de droits de quelque nature que ce soit, tels que des titres de participation, des titres de créance, des brevets et des licences, ainsi que la gestion et le contrôle de ce portefeuille.

3.2                                Un objet accessoire de la Société est (i) l’acquisition par voie d’achat, d’enregistrement ou autre ainsi que le transfert par la vente, l’échange ou autre de droits de propriété intellectuelle et industrielle, (ii) l’octroi de licences sur de tels droits de propriété intellectuelle et industrielle, et (iii) la détention et la gestion de ses droits de propriété intellectuelle et industrielle.

3.3                                La Société pourra également accorder une garantie sous toute forme pour l’exécution de toute obligation de la Société ou de toute entité dans laquelle la Société détient un intérêt direct ou indirect ou un droit de toute nature, ou dans laquelle la Société a investi de toute autre manière, ou qui fait partie du même groupe d’entités que la Société et accorder des prêts ou autrement fournir une assistance à toute entité dans laquelle la Société détient un intérêt direct ou indirect ou un droit de toute nature, ou dans laquelle la Société a investi de toute autre manière, ou qui fait partie du même groupe de sociétés que la Société.

3.4                                La Société peut emprunter sous toute forme et émettre des titres obligataires, des obligations garanties et non garanties ainsi que, de manière générale, émettre toutes sortes de titres de créance, de participation et/ou de titres hybrides ou autres conformément au droit luxembourgeois.

3.5                                La Société peut rendre des services administratifs, de support et comptables pour des sociétés du groupe auquel elle appartient. La Société pourra réaliser toute activité commerciale, industrielle, financière, immobilière, technique, de propriété intellectuelle ou d’autres activités qu’elle estimera utiles pour l’accomplissement de ces objets.

Article 4                                                Siège social

4.1                                Le siège social de la Société est établi dans la ville de Luxembourg, Grand-Duché de Luxembourg. Le siège social de la Société pourra être transféré au sein d’une même commune par décision du conseil d’administration.

4.2                                Il pourra être transféré dans toute autre commune du Grand-Duché de Luxembourg par décision de l’assemblée générale des actionnaires, adoptée selon les conditions requises pour une modification des présents statuts.

4.3                                Des succursales ou bureaux peuvent être créés, tant au Grand-Duché de Luxembourg qu’à l’étranger, par décision du conseil de d’administration.

B. CAPITAL SOCIAL — ACTIONS

Article 5                                                Capital social

5.1                     Le capital social de la Société est fixé à trois cent soixante-huit mille huit cent cinquante-deux euros et quatre-vingt-huit cents (EUR 368.852,88), représenté par trente-six millions huit cent quatre-vingt-cinq mille deux cent quatre-vingt-huit (36.885.288) actions ordinaires d’une valeur nominale d’un cent (EUR 0,01) chacune.

5.2                     Le capital social et le capital autorisé peuvent être augmentés ou réduits par une résolution adoptée par l’assemblée générale des actionnaires selon les conditions requises pour la modification des présents statuts, en conformité avec la Loi.

5.3                     Sous réserve de l’article 6.2 des présents statuts, toutes les actions ordinaires nouvelles à libérer en numéraire doivent être offertes par préférence à l’ (aux) actionnaire(s) existant(s) en proportion du nombre d’actions ordinaires qu’ils détiennent dans le capital social émis de la Société. Le conseil d’administration doit déterminer la période durant laquelle ce droit préférentiel de souscription peut être exercé. Cette période ne peut être inférieure à trente (30) jours à compter de l’ouverture de la souscription telle que publiée dans la Gazette Officielle du Grand duché de Luxembourg, le Mémorial C, Recueil des Sociétés et Associations (le « Mémorial ») et deux journaux luxembourgeois, en conformité avec la Loi. Cependant, sous réserve des dispositions de la Loi, l’assemblée générale des actionnaires appelée (i) à statuer sur une augmentation du capital social émis de la Société ou (ii) à l’occasion d’une autorisation donnée au conseil d’administration pour augmenter le capital social émis de la Société, peut limiter ou supprimer le droit préférentiel de souscription de l’  (des) actionnaire(s) existant(s) ou peut autoriser le conseil d’administration à le faire. Une telle résolution devra être adoptée selon les conditions requises pour la modification des présents statuts.

Article 6                                                Capital autorisé

6.1                                Le capital autorisé de la Société, incluant le capital social émis, est fixé à un montant de vingt millions d’euros (EUR 20.000.000), divisé en deux milliards (2.000.000.000) d’actions ordinaires.

6.2                                Par les présentes, le conseil d’administration est autorisé à émettre des actions ordinaires, à attribuer des options de souscription d’actions ordinaires et à émettre tout autre type d’instruments convertibles en actions ordinaires dans la limite du capital autorisé aux termes et conditions et au profit de bénéficiaires qu’il jugera opportuns, et plus précisément de procéder à une telle émission sans qu’un droit préférentiel de souscription aux actions nouvelles ne soit réservé aux actionnaires existants pour une durée de cinq (5) ans à compter de la date de publication dans le Mémorial de la décision de l’assemblée générale des actionnaires prise le 24 octobre 2012. Cette autorisation pourra être renouvelée une ou plusieurs fois par une décision de l’assemblée générale des actionnaires adoptée aux conditions requises pour la modification des statuts, à chaque fois pour une durée ne pouvant excéder cinq (5) ans.

6.3                                Le capital autorisé de la Société peut être augmenté ou réduit par une décision de l’assemblée générale des actionnaires, adoptée aux conditions requises pour la modification des statuts.

Article 7                                                Actions

7.1                                Le capital social de la Société est divisé en actions ordinaires, chacune d’elles ayant la même valeur nominale. Les actions ordinaires de la Société sont nominatives.

7.2                                La Société peut avoir un ou plusieurs actionnaires.

7.3                                Le décès, la suspension des droits civils, la dissolution, la faillite ou l’insolvabilité ou tout autre événement similaire concernant n’importe quel actionnaire n’entraîne pas la dissolution de la Société.

7.4                                La Société ne peut pas émettre des fractions d’actions ordinaires.

7.5                                Dans les limites et dans les conditions prévues par la Loi, la Société pourra racheter ses propres actions ordinaires.

7.6                                Un registre d’actions ordinaires sera conservé par la Société et mis à disposition aux fins de vérification par n’importe quel actionnaire. La propriété des actions ordinaires nominatives sera établie par l’inscription dans ledit registre. Sans préjudice des conditions requises pour la cession par voie d’inscription dans le registre, prévues par l’article 8.1 des présents statuts, une cession d’actions ordinaires nominatives devra être réalisée au moyen d’une déclaration de cession inscrite dans le registre, datée et signée par le cédant et le cessionnaire ou leurs représentants ou par la Société sur réception d’une notification de la cession ou après acceptation de la cession par la Société. La Société peut accepter et inscrire une cession dans le registre sur la base d’une correspondance ou de tout autre document actant un accord entre le cédant et le cessionnaire.

7.7                                Sous réserve des stipulations de l’article 7.10 et de l’article 8.1, la Société peut considérer la personne au nom de laquelle les actions ordinaires nominatives sont enregistrées dans le registre d’actionnaires comme le propriétaire de ces actions ordinaires nominatives. Dans l’hypothèse où le titulaire de ces actions ordinaires nominatives ne fournirait pas une adresse à laquelle tous les avis et notifications de la Société peuvent être envoyés, la Société pourra autoriser à cet effet l’inscription d’une notification dans le registre d’actionnaires et l’adresse de ce titulaire sera considérée comme étant celle du siège social de la Société ou toute autre adresse indiquée par la Société ultérieurement, jusqu’à ce qu’une adresse différente soit indiquée par le titulaire des actions à la Société. Le titulaire peut, à tout moment, modifier son adresse telle qu’inscrite dans le registre des actionnaires au moyen d’une notification écrite adressée à la Société.

7.8                                Le conseil d’administration peut décider qu’aucune inscription ne pourra être effectuée dans le registre d’actionnaires et qu’aucune notification de cession ne sera reconnue par la Société à compter de la Date d’Enregistrement (telle que définie ci-après) et jusqu’à la levée de séance d’une telle assemblée générale.

7.9                                Toute communication et notification devant être envoyée à un actionnaire titulaire d’actions nominatives sera réputée valablement effectuée à la dernière adresse communiquée par cet actionnaire à la Société.

7.10                         Lorsque les actions sont nominatives et sont enregistrées dans le registre d’actionnaires au nom de ou pour le compte d’un système de règlement-livraison de titres ou l’opérateur d’un tel système et, enregistrées comme une inscription en compte dans les comptes d’un dépositaire professionnel ou de tout sous-dépositaire (tout dépositaire et sous-dépositaire étant désignés ci-après comme un « Dépositaire »), la Société, sous réserve d’avoir reçu du Dépositaire un certificat en bonne et due forme, permettra au dépositaire d’une telle inscription en compte d’exercer les droits attachés aux actions ordinaires correspondantes à l’inscription en compte du dépositaire concerné, incluant notamment l’admission et le vote aux assemblées générales et devra considérer ces dépositaires comme les titulaires de telles actions aux fins de l’article 7 des présents statuts. Le conseil d’administration peut déterminer les conditions que ces certificats devront remplir.

Nonobstant ce qui précède, la Société pourra verser des dividendes et procéder à tout autre versement en numéraire, actions ou autres titres au seul bénéfice du Dépositaire inscrit dans le registre ou en accord avec ses instructions, et un tel paiement déchargera la Société de ses obligations à cet égard.

Article 8                                                Propriété des actions

8.1 Les actions peuvent être émises sans numéro de série sur des comptes de titres fongibles auprès d’institutions financières ou d’autres dépositaires professionnels. Les actions ordinaires conservées en dépôt ou sur un compte auprès de telles institutions financières ou dépositaires professionnels doivent être inscrites sur un compte ouvert au nom du dépositaire et peuvent être transférées d’un compte à un autre, peu important que ce compte soit tenu par les mêmes ou par d’autres institutions financières ou dépositaires. Le dépositaire de telles actions ordinaires détenues sur un compte de titres fongibles doit avoir les mêmes droits et obligations que s’il détenait directement les actions.

8.2 La Société ne reconnaît qu’un seul titulaire par action. Les copropriétaires indivis devront désigner une personne qui sera considérée comme seule propriétaire des actions vis-à-vis de la Société. La Société aura le droit de suspendre l’exercice de tous les droits attachés à cette action, jusqu’à ce qu’un (1) propriétaire ait été désigné.

8.3 Les actions sont librement cessibles, dans le respect des dispositions prévues par la loi et les présents statuts. Tous droits et obligations attachés à ces actions sont transmis à tout cessionnaire.

C. DECISIONS DES ACTIONNAIRES

Article 9                                                Pouvoirs de l’assemblée générale d’actionnaires

Les actionnaires exercent leurs droits collectifs en assemblée générale d’actionnaires. L’assemblée générale des actionnaires est investie des pouvoirs qui lui sont expressément réservés par la loi et par ces statuts.

Article 10                                         Convocation de l’assemblée générale des actionnaires

10.1 Toute assemblée générale d’actionnaires régulièrement constituée représente l’ensemble des actionnaires de la Société.

10.2 L’assemblée générale des actionnaires de la Société peut à tout moment être convoquée par le conseil d’administration, aux lieu et date indiqués dans la convocation à une telle assemblée.

10.3 L’assemblée générale des actionnaires doit être convoquée par le conseil d’administration, sur demande écrite d’un ou plusieurs actionnaires représentant au moins dix pour cent (10%) du capital social de la Société indiquant l’ordre du jour, adressée au conseil d’administration. Dans ce cas, l’assemblée générale des actionnaires doit être convoquée et tenue dans un délai d’un (1) mois à compter de la réception de cette demande. L’(es) actionnaire(s) représentant au moins dix pour cent (10%) du capital social de la Société peut(vent) demander l’ajout d’un ou plusieurs points à l’ordre du jour de toute assemblée générale d’actionnaires. Une telle demande doit être adressée au siège social de la Société par lettre recommandée au moins cinq (5) jours avant la date de l’assemblée.

10.4 L’assemblée générale annuelle des actionnaires doit être tenue à Luxembourg, au siège social de la Société ou en tout autre lieu indiqué dans la convocation à cette assemblée, le troisième mercredi de mai de chaque année à 16h00 (heure locale). Si ce jour tombe un jour férié, l’assemblée générale des actionnaires sera tenue le jour ouvré suivant.

10.5 Les autres assemblées générales d’actionnaires pourront se tenir aux lieu et à l’heure indiqués dans les convocations correspondantes à l’assemblée générale.

10.6 Les assemblées générales d’actionnaires peuvent être convoquées dans les conditions prévues par la Loi et, dans l’hypothèse où les actions ordinaires de la Société seraient admises à la négociation sur un marché réglementé étranger, dans le respect des exigences d’information et de publicité d’un tel marché étranger applicables à la Société. Dans l’hypothèse où les actions ordinaires de la Société ne seraient pas admises à la négociation sur un marché réglementé étranger, tous les actionnaires inscrits dans le registre d’actionnaires à la date de l’assemblée générale des actionnaires ont le droit d’être admis à cette assemblée générale d’actionnaires ; sous réserve toutefois, que, dans l’hypothèse où les actions seraient admises à la négociation sur un marché réglementé étranger, le conseil d’administration pourra fixer une date et une heure précédant l’assemblée générale d’actionnaires comme date limite d’enregistrement pour l’admission à une assemblée générale d’actionnaires (la « Date d’Enregistrement »), qui ne peut être inférieure à dix (10) jours et supérieure à soixante (60) jours avant la date de cette assemblée générale.

10.7 Tout actionnaire qui souhaite participer à une assemblée générale doit informer la Société au plus tard le jour de la Date d’Enregistrement, selon des modalités à préciser par le conseil d’administration dans la convocation. Dans le cas où des actions ordinaires seraient détenues par l’opérateur d’un système de règlement-livraison ou par un dépositaire professionnel ou un sous-dépositaire désigné par un tel dépositaire, un titulaire d’actions ordinaires qui souhaite participer à une assemblée générale doit recevoir de l’opérateur ou du dépositaire ou du sous-dépositaire un certificat attestant du nombre d’actions ordinaires inscrites dans le compte concerné au jour de la Date d’Enregistrement et que ces actions ordinaires seront bloquées jusqu’à la levée de séance de l’assemblée générale à laquelle il se rapporte. Le certificat doit être soumis à la Société au minimum trois (3) jours ouvrés avant la date de l’assemblée générale. Dans l’hypothèse où l’actionnaire voterait par voie de procuration, la procuration devra être déposée au siège social de la Société au même moment ou auprès de tout agent de la Société, dûment autorisé à recevoir de telles procurations. Le conseil d’administration peut raccourcir la période de soumission de tels certificats ou procurations.

10.8 Si tous les actionnaires sont présents ou représentés à l’assemblée générale des actionnaires et s’il est démontré qu’ils ont été informés de l’ordre du jour de l’assemblée, l’assemblée générale des actionnaires peut être tenue sans convocation préalable.

Article 11                                         Conduite des assemblées générales d’actionnaires

11.1 Un bureau de l’assemblée doit être constitué à chaque assemblée générale des actionnaires, composé d’un président élu parmi les membres du conseil d’administration, d’un secrétaire et d’un scrutateur, chacun devant être désigné par l’assemblée générale des actionnaires, sans qu’ils soient nécessairement actionnaires. Le président du conseil d’administration doit présider toute assemblée générale. Dans l’hypothèse où (i) le président du conseil d’administration ou (ii) toute autre personne déléguée par lui serait pour quelque raison que ce soit dans l’impossibilité de présider une assemblée générale d’actionnaires, tout autre membre du conseil d’administration pourra présider l’assemblée générale d’actionnaires. Le bureau de l’assemblée devra s’assurer que l’assemblée est tenue conformément aux règles applicables et, en particulier, en conformité avec les règles relatives à la convocation, aux majorités requises, au partage des voix et à la représentation des actionnaires.

11.2 Une feuille de présence doit être tenue à chaque assemblée générale d’actionnaires.

11.3 Chaque action donne droit à une voix, sous réserve des dispositions de la Loi. Sauf disposition contraire de la loi ou des statuts, les décisions prises en assemblée générale d’actionnaires dûment convoquées seront adoptées à la majorité simple des voix valablement exprimées, sous réserve qu’un tiers (1/3) du capital social émis de la Société soit présent ou représenté à l’assemblée générale. Si une assemblée ultérieure est réunie sur deuxième convocation avec le même ordre du jour, un quorum d’au moins un tiers (1/3) du capital social émis de la Société présent ou représenté devra être réuni afin que l’assemblée puisse valablement se tenir. Les abstentions et les votes nuls ne sont pas pris en compte.

11.4 Un actionnaire peut participer à toute assemblée générale des actionnaires en désignant une autre personne, actionnaire ou pas, comme son mandataire par écrit au moyen d’un document signé, transmis par courrier, par télécopie ou par tout autre moyen de communication autorisé par le conseil d’administration. Une personne peut représenter plusieurs voire même tous les actionnaires.

11.5 Tout actionnaire qui prend part à une assemblée générale par conférence téléphonique, vidéoconférence ou par tout autre moyen de communication autorisé par le conseil d’administration permettant son identification et permettant à toutes les personnes participant à l’assemblée de s’entendre mutuellement sans discontinuité, garantissant une participation effective à l’assemblée, est réputé être présent pour le calcul du quorum et de la majorité, à condition que de tels moyens de communication soient disponibles sur les lieux de tenue de l’assemblée.

11.6 Chaque actionnaire peut voter à une assemblée générale des actionnaires à l’aide d’un bulletin de vote signé et envoyé par courrier, télécopie ou tout autre moyen de communication autorisé par le conseil d’administration de la Société au siège social de la Société ou à l’adresse indiquée dans la convocation. Les actionnaires ne peuvent utiliser que les bulletins de vote mis à leur disposition par la Société et qui indiquent au moins le lieu, la date et l’heure de l’assemblée, l’ordre du jour de l’assemblée, les résolutions soumises au vote de l’assemblée, ainsi que pour chaque proposition, trois cases à cocher permettant à l’actionnaire de voter en faveur ou contre la proposition, ou d’exprimer une abstention par rapport à chacune des résolutions soumises au vote, en cochant la case appropriée. La Société ne prendra en compte que les bulletins de vote reçus avant la tenue de l’assemblée générale des actionnaires à laquelle ils se rapportent.

11.7 Le conseil d’administration peut définir des conditions supplémentaires qui devront être remplies par les actionnaires afin qu’ils puissent prendre part à l’assemblée générale des actionnaires.

Article 12                                         Modification des statuts

12.1 Sous réserve des dispositions de la Loi, toute modification des statuts nécessite une majorité d’au moins deux tiers (2/3) des voix valablement exprimées lors d’une assemblée générale à laquelle au moins la moitié (1/2) du capital social de la Société est présente ou représentée. Si la deuxième condition n’est pas remplie, une deuxième assemblée pourra être convoquée dans les conditions prévues par la Loi, qui pourra délibérer sous réserve qu’un quorum d’au moins un tiers (1/3) du capital social de la Société soit présent ou représenté à une telle assemblée et que les résolutions soient adoptées à une majorité d’au moins deux tiers (2/3) des voix valablement exprimées. Les abstentions et les vote nuls ne seront pas pris en compte.

12.2 Lorsqu’il existe plus d’une catégorie d’actions ordinaires de la Société et que les résolutions soumises à l’assemblée d’actionnaires pourraient modifier les droits respectifs d’une catégorie particulière d’actions, la décision concernée devra également être adoptée aux conditions de quorum et de majorité du paragraphe précédent pour chaque catégorie d’actions dont les droits respectifs seront modifiés par l’adoption d’une telle résolution.

Article 13                                         Ajournement des assemblées générales d’actionnaires

Le conseil d’administration a la possibilité d’ajourner toute assemblée générale d’actionnaires déjà commencée, notamment une assemblée générale d’actionnaires convoquée afin de décider d’une modification des statuts, pour une période de quatre (4) semaines. Le conseil d’administration doit ajourner toute assemblée générale d’actionnaires déjà commencée à la demande d’un ou plusieurs actionnaires représentant au moins vingt pour cents (20%) du capital social de la Société. Lors d’un tel ajournement d’une assemblée générale d’actionnaires déjà commencée, toute résolution déjà adoptée par l’assemblée générale des actionnaires sera annulée. Afin d’éviter tout ambiguïté, une fois que l’assemblée aura été ajournée conformément à la deuxième phrase de cet article 13, le conseil d’administration ne sera pas tenu d’ajourner une telle assemblée une deuxième fois.

Article 14                                         Procès-verbal des assemblées générales d’actionnaires

Le bureau de l’assemblée générale des actionnaires doit dresser un procès-verbal de l’assemblée qui doit être signé par les membres du bureau de l’assemblée ainsi que par tout autre actionnaire à sa demande. Toute copie ou extrait de ces procès-verbaux d’assemblées devant être produit(e) au cours de procédures judiciaires ou devant être communiqué(e) à des tiers devra être signé(e) par le président ou le co-président du conseil d’administration ou par deux membres du conseil d’administration.

D. ADMINISTRATION

Article 15                                         Conseil d’administration

15.1 La Société est gérée par un conseil d’administration, dont les membres ne doivent pas nécessairement être des actionnaires de la Société. Le conseil d’administration est investi des pouvoirs les plus larges pour prendre les mesures nécessaires ou utiles afin de réaliser l’objet social de la Société, à l’exception des pouvoirs réservés par la loi ou par les présents statuts à l’assemblée générale des actionnaires.

15.2 En conformité avec l’article 60 de la Loi, la gestion journalière de la Société ainsi que la représentation de la Société en relation avec cette gestion journalière peut être déléguée à un ou plusieurs membres du conseil d’administration ou à tout autre personne(s) nommée(s) par le conseil d’administration, actionnaire ou non, agissant individuellement ou conjointement. Leurs nomination, révocation et pouvoirs seront déterminées par une décision du conseil d’administration.

15.3 La Société peut également accorder des pouvoirs spéciaux au moyen d’une procuration authentique ou d’un acte sous seing privé à toute personne agissant seule ou conjointement avec d’autres en qualité de mandataires de la Société.

15.4 Le conseil d’administration est composé d’au moins trois (3) administrateurs et de quinze (15) administrateurs au plus. Le conseil d’administration doit désigner parmi ses membres un président du conseil d’administration. Il peut également désigner un co-président et un secrétaire, qui n’ont pas besoin d’être actionnaires ou membres du conseil d’administration.

Article 16                                         Election, révocation et durée des mandats des administrateurs

16.1 Les administrateurs sont élus par l’assemblée générale des actionnaires, pour une période qui ne peut excéder deux (2) ans. Si une personne morale est nommée en tant qu’administrateur de la Société, cette personne morale doit désigner une personne physique en tant que représentant permanent qui doit exercer cette fonction au nom et pour le compte de la personne morale. La personne morale concernée peut révoquer son représentant permanent uniquement s’il désigne simultanément un remplaçant. Une personne physique ne peut être nommée comme représentant permanent que d’un seul administrateur et ne peut être en même temps administrateur.

16.2 Chaque administrateur peut être révoqué de ses fonctions à tout moment et sans motif par l’assemblée générale des actionnaires.

16.3 Les administrateurs peuvent être réélus indéfiniment et chaque administrateur doit rester en fonctions tant que son successeur n’a pas été élu.

16.4 Dans le cas où un poste d’administrateur deviendrait vacant pour cause de décès, incapacité juridique, faillite, retraite ou autre, cette vacance devra être temporairement comblée par les administrateurs restants jusqu’à ce que la prochaine assemblée générale d’actionnaires pourvoie à cette vacance par la nomination d’un nouvel administrateur permanent.

Article 17                                         Convocation aux conseils d’administration

17.1                         Le conseil d’administration se réunit à la demande du président, ou de deux (2) de ses administrateurs au lieu et à l’endroit indiqués dans la convocation tel que décrits dans le paragraphe suivant.

17.2                         Les convocations écrites à chaque conseil d’administration doivent être communiquées aux administrateurs vingt-quatre (24) heures au moins avant la date prévue pour la réunion par courrier, par télécopie, courrier électronique ou tout autre moyen de communication, sauf en cas d’urgence, auquel cas la nature et les motifs de cette urgence devront être mentionnés dans la convocation. Une telle convocation n’est pas nécessaire dans l’hypothèse où tous les membres du conseil d’administration y consentent par écrit, par fax, par courrier électronique ou tout autre moyen de communication, une copie d’un tel document constituant une preuve suffisante d’un tel accord. De même, une convocation n’est pas nécessaire pour toute réunion du conseil d’administration dont l’heure et le lieu auront été déterminés dans une résolution précédemment adoptée par le conseil d’administration. En outre, aucune convocation ne sera requise dans l’hypothèse où tous les membres du conseil d’administration sont présents ou représentés lors d’une réunion du conseil d’administration ou en cas de résolutions écrites conformément à ces statuts.

Article 18                                         Conduite des conseils d’administration

18.1 Le président du conseil d’administration préside toutes les réunions du conseil d’administration. En l’absence du président, le conseil d’administration peut nommer un autre administrateur en tant que président par intérim.

18.2 Le conseil d’administration peut agir et valablement délibérer uniquement si la majorité de ses membres est présente ou représentée à une réunion du conseil d’administration.

18.3 Les résolutions sont prises à la majorité des voix des membres présents ou représentés à une réunion du conseil d’administration. Dans l’hypothèse d’un partage des voix, le président du conseil d’administration a voix prépondérante. En l’absence du président du conseil d’administration, l’administrateur qui a été nommé comme président de la réunion par intérim n’a pas de voix prépondérante.

18.4 Tout administrateur peut participer à tout conseil d’administration en nommant n’importe quel autre administrateur par procuration écrite par courrier, télécopie, courrier électronique ou par tout autre moyen de communication. Chaque administrateur peut représenter un ou plusieurs administrateurs.

18.5 Tout administrateur qui participe à une réunion du conseil d’administration par conférence téléphonique, vidéoconférence ou par tout autre moyen de communication permettant l’identification de cet administrateur et qui permette à toutes les personnes participant à une telle réunion de s’entendre mutuellement sans discontinuité, garantissant une participation effective à la réunion, est réputé être présent pour le calcul du quorum et de la majorité les unes et les autres de manière continue et permettant une participation effective à ces réunions, est réputé présent pour le calcul du quorum et de la majorité. Une réunion du conseil d’administration tenue par de tels moyens de communication est réputée s’étant tenue au siège social de la Société.

18.6 Le conseil d’administration peut, à l’unanimité, adopter des résolutions écrites qui auront le même effet que des résolutions adoptées lors d’une réunion du conseil d’administration dûment convoqué et tenu. De telles résolutions écrites seront considérées comme adoptées une fois datées et signées par tous les administrateurs sur un document unique ou sur de multiples exemplaires originaux, la copie d’une signature envoyée par courrier, par télécopie, par courrier électronique ou par tout autre moyen de communication constituant une preuve suffisante. Le document unique comportant toutes les signatures ou l’ensemble des exemplaires des documents signés, le cas échéant, forme l’instrument permettant de prouver que les résolutions ont été adoptées et la date d’adoption de ces résolutions doit être la date de la dernière signature.

18.7 Le secrétaire ou, en l’absence de secrétaire, le président ou un membre du conseil d’administration présent à la réunion du conseil et qui a été nommé secrétaire par intérim par le conseil à cet effet doit rédiger le procès-verbal de toute réunion du conseil d’administration, qui doit être signé par le président présent ou représenté et par le secrétaire, le cas échéant, ou par deux administrateurs.

Article 19                                         Comité du conseil d’administration

19.1 Le conseil d’administration peut établir (mais ne saurait y être contraint, sauf par la loi) un ou plusieurs comités (incluant notamment un comité d’audit, un comité de nomination et de gouvernance d’entreprise et un comité des rémunérations) et pour lesquels il devra, si l’un ou plusieurs de ces comités sont mis en place, nommer les membres (qui peuvent, mais ne doivent pas être membres du conseil d’administration), déterminer l’objet, les pouvoirs et attributions ainsi que les procédures et autres règles qui pourront lui être applicables (sous réserve des exigences relatives au comité d’audit tel qu’indiquées ci-dessous).

19.2 Comité d’Audit: dans l’hypothèse où le conseil d’administration déciderait de mettre en place un comité d’audit (le « Comité d’Audit »), ce Comité d’Audit devra être composé d’au moins trois (3) membres et le conseil d’administration nommera l’un (1) des membres du Comité d’Audit comme président du Comité d’Audit. Le Comité d’Audit (i) aidera le conseil d’administration à s’acquitter de ses responsabilités de surveillance relatives à l’intégrité des comptes annuels de la Société, comprenant le compte-rendu périodique sur son activité au conseil d’administration et sur l’adéquation entre les systèmes de contrôles internes de la Société et le reporting financier (ii) émettra des recommandations pour la nomination, la rémunération, le maintien en fonctions et la surveillance, et prendra en compte l’indépendance du/des réviseur(s) d’entreprises agréé(s) (iii) examinera les transactions importantes entre la Société ou ses filiales avec des parties liées (autres que les transactions qui ont été examinées et approuvées par les membres indépendants du conseil d’administration (s’il en existe) ou d’autres organes de gouvernance de toute filiale de la Société ou par le biais de toute autre procédure que le conseil d’administration estimera équivalente aux précédentes) afin de déterminer si leurs conditions sont conformes aux conditions de marché ou si elles sont par ailleurs équitables pour la Société et (iv) exercera toute autre attribution qui lui est imposée par la loi et les réglementations applicables à la/aux bourse(s) sur laquelle/lesquelles les actions ordinaires de la Société sont cotées, ainsi que toute autre tâche qui lui aurait été confiée par le conseil d’administration. Le conseil d’administration attribuera au Comité d’Audit les ressources et les pouvoirs nécessaires pour exercer ses fonctions.

19.3 Comité de Nomination et de Gouvernance d’Entreprise : dans l’hypothèse où le conseil d’administration déciderait de mettre en place un comité de nomination et de gouvernance d’entreprise (le « Comité de Nomination et de Gouvernance d’Entreprise »), un tel Comité de Nomination et de Gouvernance d’Entreprise assistera le conseil d’administration en identifiant les personnes qualifiées pour devenir membres du conseil d’administration conformément aux critères approuvés par le conseil d’administration et présentera au conseil d’administration pour approbation une sélection de candidats qui seront proposés par le conseil d’administration à l’assemblée générale des actionnaires comme membres du conseil d’administration, ainsi que les autres obligations et responsabilités qui lui sont déléguées par le conseil d’administration et qui lui sont spécifiques en vertu du droit applicable et des règlementations de la/des bourse(s) sur laquelle/lesquelles les actions ordinaires de la Société sont cotées, ainsi que toute autre attribution qui lui serait confiée par le conseil d’administration. Le conseil d’administration attribuera au Comité de Nomination et de Gouvernance d’Entreprise les ressources et les pouvoirs nécessaires pour exercer ses fonctions.

19.4 Comité des Rémunérations : dans l’hypothèse où le conseil d’administration déciderait de mettre en place un comité des rémunérations (le « Comité des rémunérations »), un tel Comité des Rémunérations examinera et approuvera les rémunérations et avantages des dirigeants et autres salariés clés de la Société et de son groupe, et émettra des recommandations au conseil d’administration concernant les principes de rémunération, d’évaluation des performances et des stratégies de fidélisation des effectifs. Le Comité de Rémunération (le cas échéant) sera responsable de la conception et de l’administration des plans d’intéressement sous forme de titres participatifs de la Société ou de son groupe, ainsi que des autres obligations et responsabilités qui lui sont déléguées par le conseil d’administration et qui lui sont spécifiques en vertu du droit applicable et des règlementations de la/des bourse(s) sur laquelle/lesquelles les actions ordinaires de la Société sont cotées, ainsi que toute autre attribution qui lui serait confiée par le conseil d’administration. Le conseil d’administration attribuera au Comité de Rémunération les ressources et les pouvoirs nécessaires pour exécuter ses fonctions.

Article 20                                         Relations avec les tiers

La Société sera liée à l’égard des tiers en toutes circonstances par (i) la seule signature du président du conseil d’administration, (ii) la signature conjointe de deux administrateurs ou (iii) par la signature conjointe ou par la seule signature de toute(s) personne(s) à qui un tel pouvoir de signature aura été conféré par le conseil d’administration, dans les limites d’une telle autorisation.

Concernant les matières relevant de la gestion journalière de la Société, la Société sera engagée envers les tiers par la seule signature de (i) l’administrateur délégué (« Administrateur Délégué » ou « CEO »), (ii) le directeur financier (« Directeur Financier » ou « CFO ») ou (iii) toute(s) personne(s) à laquelle/ auxquelles un tel pouvoir en relation avec la gestion journalière de la Société aura été délégué conformément à l’article 15 des présentes, agissant seul ou conjointement, en accord avec les termes d’une telle délégation, si tant est qu’une telle personne ait été nommée.

Article 21                                         Indemnisation

21.1 Les membres du conseil d’administration ne sont pas tenus personnellement responsables des dettes ou autres obligations de la Société. En tant que mandataires de la Société, ils sont responsables de l’exécution de leurs obligations. Sous réserve des exceptions et limitations énumérées à l’article 21.2 et des dispositions impératives de la loi, toute personne qui est ou a été membre du conseil d’administration ou dirigeant de la Société, sera indemnisée par la Société dans la limite maximum prévue par la loi pour tout engagement et pour toutes les dépenses raisonnablement supportés ou payés par celle-ci en relation avec toute réclamation, action, poursuite ou procédure dans laquelle elle a été impliquée en tant que partie ou autre du fait de ses fonctions d’administrateur ou de dirigeant et pour tout montant payé ou engagé par elle pour le règlement de celles-ci. Les mots « réclamation », « action », « plainte » ou « procédure » s’appliqueront à toutes réclamations, actions, poursuites ou procédures (civile, pénale ou autre, comprenant les appels) existantes ou potentielles et les mots « engagements » et « dépenses » incluront notamment les honoraires d’avocat, les coûts, jugement, montant payés pour le règlement et autres engagements.

21.2 Aucune indemnité ne sera prévue pour tout administrateur ou dirigeant (i) au titre d’une responsabilité vis-vis de la Société ou de ses actionnaires à raison d’une faute intentionnelle, de la mauvaise foi, d’une négligence grave ou d’un manquement délibéré aux des devoirs qui lui incombent dans l’exercice de ses fonctions (ii) eu égard à toute situation dans laquelle il aurait finalement été jugé comme ayant agi de mauvaise foi et non dans l’intérêt de la Société ou (iii) dans le cadre d’une transaction, à moins que cette transaction n’ait été approuvée par une cour compétente ou par le conseil d’administration.

21.3 Le droit à indemnisation prévu aux présentes sera divisible, n’affectera aucun autre droit dont un administrateur ou un dirigeant bénéficierait aujourd’hui ou bénéficiera à l’avenir, subsistera même si la personne a cessé d’être administrateur ou dirigeant et profitera aux héritiers, exécuteurs testamentaires et administrateurs d’une telle personne. Aucune disposition des présentes ne saurait affecter ou limiter les droits à indemnisation auxquels les salariés de la Société, en ce compris les administrateurs et les dirigeants de la Société, auraient droit en vertu d’un contrat ou en vertu de la loi. La Société est notamment habilitée à fournir une indemnisation contractuelle à tout salarié de la Société, en ce compris les administrateurs et les dirigeants de la Société, telle que la Société pourra en décider, en temps que de besoin.

21.4                         Les dépenses en relation avec la préparation et la représentation dans le cadre d’une défense contre toute réclamation, action, poursuite ou procédure ayant le caractère décrit dans le présent article 21 seront avancées par la Société avant tout règlement final de celles-ci sur réception de tout engagement par ou au nom du dirigeant ou de l’administrateur de rembourser ce montant s’il est finalement décidé qu’il n’aura pas droit à être indemnisé en vertu du présent article.

Article 22                                         Conflits d’intérêt

22.1 Dans la mesure requise par la loi, tout administrateur qui a, directement ou indirectement, un intérêt patrimonial dans une transaction soumise à l’approbation du conseil d’administration qui serait en conflit avec l’intérêt de la Société, doit informer le conseil d’administration d’un tel conflit d’intérêt et doit faire enregistrer sa déclaration dans le procès-verbal de la réunion du conseil d’administration. L’administrateur concerné ne saurait prendre part aux discussions relatives à et ne pourra pas voter sur la transaction concernée.

22.2 Aucun contrat ou autre transaction entre la Société ou toute autre société ou entreprise ne saurait être affectée ou invalidée en raison du fait qu’un ou plusieurs des administrateurs ou dirigeants de la Société a un intérêt dans, ou est un administrateur, collaborateur, dirigeant, mandataire, consultant ou salarié de cette autre société ou entreprise. Tout administrateur ou dirigeant qui est administrateur, dirigeant ou salarié ou autre de toute société ou entreprise avec laquelle la Société conclurait des contrats ou entretiendrait d’autres relations d’affaires ne doit pas, uniquement en raison d’une telle affiliation avec cette autre société ou entreprise, être empêché d’examiner et de voter ou d’agir eu égard à toutes questions concernant ce contrat ou ces affaires.

E. REVISEURS D’ENTREPRISES

Article 23                                         Réviseur(s) d’entreprises agréé(s)

23.1                         Les comptes annuels de la Société seront contrôlés par un ou plusieurs réviseurs d’entreprises agréés, nommés par l’assemblée générale des actionnaires sur recommandation du conseil d’administration (ou si cette matière est réservée au conseil d’administration, sur recommandation du Comité d’Audit, s’il en existe). L’assemblée générale des actionnaires déterminera le nombre de réviseur(s) d’entreprises agréés et la durée de leur mandat qui n’excèdera pas un (1) an.

23.2 Tout réviseur d’entreprises agréé pourra être révoqué à tout moment pour juste motif (ou avec son accord) par l’assemblée générale des actionnaires. Un réviseur d’entreprises agréé pourra être renommé.

F. EXERCICE — BENEFICES — ACOMPTES SUR DIVIDENDES

Article 24                                         Exercice social

L’exercice social de la Société commence le premier janvier (1(er)) de chaque année et se termine le trente-et-un (31) décembre de la même année.

Article 25                                         Profits

25.1 A la fin de chaque exercice social, les comptes sont clôturés et le conseil d’administration dresse un inventaire de l’actif et du passif de la Société, le bilan et le compte de résultat conformément à la loi.

25.2 Cinq pour cent (5%) au moins du bénéfice net annuel de la Société seront alloués à la réserve légale. Cette affectation cessera d’être obligatoire dès que et tant que le montant total de la réserve légale de la Société atteint dix pour cent (10%) du capital social émis de la Société.

25.3 L’assemblée générale des associés décide de l’affectation du solde des bénéfices annuels nets sur proposition du conseil d’administration. Chaque action donne droit à recevoir un même montant.

25.4 Les sommes apportées à la Société par un associé peuvent également être affectées à la réserve légale, si cet associé consent à une telle affectation. En cas de réduction du capital social, la réserve légale de la Société pourra être réduite proportionnellement afin qu’elle n’excède pas dix pour cent (10%) du capital social émis.

25.5 Les dividendes qui n’auraient pas été réclamés dans les cinq (5) ans après la date à laquelle ils sont devenus exigibles et payables reviendront à la Société.

Article 26                                         Acomptes sur dividendes - Prime d’émission et primes assimilées

26.1 Le conseil d’administration peut décider de distribuer des acomptes sur dividendes dans le respect des conditions prévues par la Loi.

26.2 Toute prime d’émission, primes complémentaires ou autre réserve distribuable peut être librement distribuée aux actionnaires sous réserve des dispositions de la Loi et des présents statuts.

G. LIQUIDATION

Article 27                                         Liquidation

27.1 En cas de dissolution de la Société, la liquidation sera effectuée par un ou plusieurs liquidateurs, personnes physiques ou personnes morales, nommés par l’assemblée générale des associés ayant décidé la dissolution de la Société et qui fixera les pouvoirs et émoluments du/des liquidateur(s). Sauf disposition contraire, les liquidateurs auront les pouvoirs les plus étendus pour la réalisation de l’actif et le paiement du passif de la Société.

27.2 Sauf disposition contraire des présents statuts, le surplus résultant de la réalisation de l’actif et du paiement du passif sera distribué entre les associés en proportion du nombre des actions qu’ils détiennent dans la Société.

H. LOI APPLICABLE

Article 28                                         Loi applicable

Tout ce qui n’est pas régi par les présents statuts sera déterminé en conformité avec la Loi.

Pour copie conforme:
Luxembourg, le 15 novembre 2012
Pour la société:
Maître Carlo WERSANDT
(notaire)